UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2021

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into A Material Definitive Agreement.

On May 7, 2021, Quidel Corporation (the “Company”) entered into Amendment No. 2 to Amended and Restated Credit Agreement (“Amendment No. 2”), which amends that certain Amended and Restated Credit Agreement, dated as of August 31, 2018 (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and Bank of America, N.A., as administrative agent. Among other things, Amendment No. 2 (i) provides for the replacement of LIBOR and (ii) increases the monetary amount of various financial covenant baskets, thresholds and limitations to better reflect the increased size of the Company in recent periods, including increasing the amount of stock that the Company may repurchase and the size of acquisitions that may be completed without approval of the lenders to the Credit Agreement.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer, (Principal Financial and Accounting Officer)